Calculation of Filing Fee Tables

Form N-2

(Form Type)

Fairway Private Equity & Venture Capital Opportunities Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	_	_	_	_	_	_	_	_	_	_	_	_
Fees Previously Paid	_	_	_	_	_	_	_	_	_	_	_	_
Carry Forward Securities
Carry Forward Securities	Equity	Shares of Beneficial Interest	415(a)(6)	_	_	$477,753,315.01	_	$73,144.03	N-2	333-258860 333-281055	12/17/2021 7/29/2024	$73,144.03
Total Offering Amounts						$477,753,315.01		$73,144.03	_	_	_	_
Total Fees Previously Paid								$73,144.03	_	_	_	_
Total Fee Offsets								_	_	_	_	_
Net Fee Due								$0.00	_	_	_	_

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is carrying forward to this Registration Statement $477,753,315.01 of unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to a registration statement on Form N-2 (File No. 333-258860), effective on December 17, 2021, and a registration statement on Form N-2 (File No. 333-281055), effective July 29, 2024. No additional shares are being registered with this filing and no fees are required in connection with this filing.